CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
First Investors Life Insurance Company
40 Wall Street
New York, NY  10005

We hereby consent to the use in Pre-Effective Amendment No. 2 to the Registration Statement on Form N-6 (File No. 333-191937) of our report dated March 9, 2011 relating to the December 31, 2010 financial statements of First Investors Life Separate Account E which includes the financial highlights for the year ended December 31, 2010, which are referenced in said Registration Statement.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 27, 2015